Exhibit 99.1

Hoth Therapeutics Announces $2.89 Million Registered Direct Offering Priced At-The-Market under Nasdaq Rules

NEW YORK, Sept. 13, 2023 /PRNewswire/ -- Hoth Therapeutics, Inc. (NASDAQ: HOTH), a patient-focused biopharmaceutical company, today announced that it has entered into a definitive agreement for the purchase and sale of 1,100,000 shares of its common stock (or common stock equivalents in lieu thereof) at a purchase price of $2.63 per share of common stock (or common stock equivalent in lieu thereof) in a registered direct offering priced at-the-market under Nasdaq rules. In addition, in a concurrent private placement, Hoth will issue unregistered warrants to purchase up to 1,100,000 shares of its common stock. The warrants will have an exercise price of $2.505 per share and will be immediately exercisable upon issuance for a period of five years. The closing of the registered direct offering and the concurrent private placement is expected to occur on or about September 15, 2023, subject to the satisfaction of customary closing conditions.

H.C. Wainwright & Co. is acting as the exclusive placement agent for the offering.

The gross proceeds to Hoth from the offering are expected to be approximately $2.89 million, before deducting the placement agent’s fees and other offering expenses payable by Hoth. Hoth intends to use the net proceeds from the offering for general working capital needs.

The shares of common stock (or common stock equivalents in lieu thereof) being offered in the registered direct offering (but not the warrants being in the concurrent private placement or the shares of common stock underlying such warrants) are being offered by Hoth pursuant to a “shelf” registration statement on Form S-3 (File No. 333-272620) previously filed with the Securities and Exchange Commission (the “SEC”) on June 13, 2023 and declared effective by the SEC on June 16, 2023. The offering of the shares of common stock (or common stock equivalents in lieu thereof) in the registered direct offering is made only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement. A final prospectus supplement and accompanying prospectus relating to the registered direct offering will be filed with the SEC. Electronic copies of the final prospectus supplement and accompanying prospectus may be obtained, when available, on the SEC’s website at http://www.sec.gov or by contacting H.C. Wainwright & Co., LLC at 430 Park Avenue, 3rd Floor, New York, NY 10022, by phone at (212) 865-5711 or e-mail at placements@hcwco.com.

The warrants described above are being issued in a concurrent private placement under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Regulation D promulgated thereunder and, along with the shares of common stock underlying such warrants, have not been registered under the Securities Act, or applicable state securities laws. Accordingly, the warrants and underlying shares of common stock may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and such applicable state securities laws.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Hoth Therapeutics, Inc.

Hoth Therapeutics is a clinical-stage biopharmaceutical company dedicated to develop innovative, impactful, and ground-breaking treatments with a goal to improve patient quality of life. We are a catalyst in early-stage pharmaceutical research and development, elevating drugs from the bench to pre-clinical and clinical testing. Utilizing a patient-centric approach, we collaborate and partner with a team of scientists, clinicians, and key opinion leaders to seek out and investigate therapeutics that hold immense potential to create breakthroughs and diversify treatment options. To learn more, please visit https://ir.hoththerapeutics.com/.

Forward-Looking Statement

This press release includes forward-looking statements based upon Hoth’s current expectations which may constitute forward-looking statements for the purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995 and other federal securities laws, and are subject to substantial risks, uncertainties and assumptions. These statements concern the completion of the offering, the satisfaction of customary closing conditions related to the offering, the intended use of proceeds from the offering, market and other conditions as well as Hoth’s business strategies; the timing of regulatory submissions; the ability to obtain and maintain regulatory approval of existing product candidates and any other product candidates we may develop, and the labeling under any approval we may obtain; the timing and costs of clinical trials, the timing and costs of other expenses; market acceptance of our products; the ultimate impact of the current Coronavirus pandemic, or any other health epidemic, on our business, our clinical trials, our research programs, healthcare systems or the global economy as a whole; our intellectual property; our reliance on third party organizations; our competitive position; our industry environment; our anticipated financial and operating results, including anticipated sources of revenues; our assumptions regarding the size of the available market, benefits of our products, product pricing, timing of product launches; management’s expectation with respect to future acquisitions; statements regarding our goals, intentions, plans and expectations, including the introduction of new products and markets; and our cash needs and financing plans. There are a number of factors that could cause actual events to differ materially from those indicated by such forward-looking statements. You should not place reliance on these forward-looking statements, which include words such as “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “may,” “continue,” “predict,” “potential,” “project” or similar terms, variations of such terms or the negative of those terms. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, the Company cannot guarantee such outcomes. Hoth may not realize its expectations, and its beliefs may not prove correct. Actual results may differ materially from those indicated by these forward-looking statements as a result of various important factors, including, without limitation, market conditions and the factors described in the section entitled “Risk Factors” in Hoth’s most recent Annual Report on Form 10-K and Hoth’s other filings made with the U. S. Securities and Exchange Commission. All such statements speak only as of the date made. Consequently, forward-looking statements should be regarded solely as Hoth’s current plans, estimates, and beliefs. Investors should not place undue reliance on forward-looking statements. Hoth cannot guarantee future results, events, levels of activity, performance or achievements. Hoth does not undertake and specifically declines any obligation to update, republish, or revise any forward-looking statements to reflect new information, future events or circumstances or to reflect the occurrences of unanticipated events, except as may be required by applicable law.

Investor Contact:
LR Advisors LLC
Email: investorrelations@hoththerapeutics.com
www.hoththerapeutics.com
Phone: (678) 570-6791